                                                                   EXHIBIT A.16.
                                 VALIC COMPANY I

                             Articles Supplementary
                                as Authorized by
                      The Maryland General Corporation Law


         VALIC Company I, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby supplements, effective September 19, 2005, its Restated Articles of Incorporation dated December 31, 2001, as amended on June 30, 2003 and June 30, 2005 ("Articles of Incorporation"), to increase the authorized capital stock of the Corporation in order to add nine new funds. The Corporation is a registered open-end company under the Investment Company Act of 1940. The increase in the total number of shares of capital stock that the Corporation has authority to issue for the purpose of adding nine new funds has been approved by the Board of Directors in accordance with section 2-105(c) of the Maryland General Corporation Law.

         ARTICLE IV, Section (1) of the Corporation's Articles of Incorporation currently reads as follows:

        (1) The total number of shares of stock which the Corporation has authority to issue is twenty-two billion five-hundred million (22,500,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred twenty-five million dollars ($225,000,000). These shares shall be issued in the following classes of common stock comprising up to one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

                    Asset Allocation Fund                     1,000,000,000
                    Blue Chip Growth Fund                       750,000,000
                    Capital Conservation Fund                 1,000,000,000
                    Core Equity Fund                          1,000,000,000
                    Government Securities                     1,000,000,000
                    Growth & Income Fund                      1,000,000,000
                    Health Sciences Fund                        750,000,000
                    Income & Growth Fund                      1,000,000,000
                    Inflation Protected Fund                    750,000,000
                    International Government Bond Fund        1,000,000,000
                    International Growth Fund                 1,000,000,000
                    International Equities Fund               1,000,000,000
                    Large Cap Growth Fund                     1,000,000,000
                    Large Capital Growth Fund                   750,000,000
                    Mid Capital Growth Fund                     750,000,000
                    Mid Cap Index Fund                        1,000,000,000
                    Money Market 1 Fund                       1,000,000,000
                    Nasdaq-100(R) Index Fund                  1,000,000,000
                    Science & Technology Fund                 1,000,000,000
                    Small Cap Fund                            1,000,000,000


                    Small Cap Index Fund                      1,000,000,000
                    Social Awareness Fund                     1,000,000,000
                    Stock Index Fund                          1,000,000,000
                    Value Fund                                  750,000,000


              The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

         ARTICLE IV, Section (1) of the Corporation's Articles of Incorporation is amended to read as follows:

         (1) The total number of shares of stock which the Corporation has authority to issue is twenty-nine billion two-hundred fifty million (29,250,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred ninety-two million five hundred thousand dollars ($292,500,000). These shares shall be issued in the following classes of common stock comprising up to one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

                 Asset Allocation Fund                      1,000,000,000
                 Blue Chip Growth Fund                        750,000,000
                 Broad Cap Value Fund                         750,000,000
                 Capital Conservation Fund                  1,000,000,000
                 Core Equity Fund                           1,000,000,000
                 Foreign Value Fund                           750,000,000
                 Global Equity Fund                           750,000,000
                 Global Strategy Fund                         750,000,000
                 Government Securities                      1,000,000,000
                 Growth & Income Fund                       1,000,000,000
                 Health Sciences Fund                         750,000,000
                 Income & Growth Fund                       1,000,000,000
                 Inflation Protected Fund                     750,000,000
                 International Government Bond Fund         1,000,000,000
                 International Growth Fund                  1,000,000,000
                 International Equities Fund                1,000,000,000
                 Large Cap Core Fund                          750,000,000
                 Large Cap Growth Fund                      1,000,000,000

                 Large Capital Growth Fund                    750,000,000
                 Mid Cap Strategic Growth Fund                750,000,000
                 Mid Cap Index Fund                         1,000,000,000
                 Money Market 1 Fund                        1,000,000,000
                 Nasdaq-100(R) Index Fund                   1,000,000,000
                 Science & Technology Fund                  1,000,000,000
                 Small Cap Aggressive Growth Fund             750,000,000
                 Small Cap Fund                             1,000,000,000
                 Small Cap Index Fund                       1,000,000,000
                 Small Cap Special Values Fund                750,000,000
                 Small Cap Strategic Growth Fund              750,000,000
                 Social Awareness Fund                      1,000,000,000
                 Stock Index Fund                           1,000,000,000
                 VALIC Ultra Fund                             750,000,000
                 Value Fund                                   750,000,000

              The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

         IN WITNESS WHEREOF, VALIC Company I has caused this Articles Supplementary to be signed in its name and on its behalf by its Vice President on this 26th day of August, 2005. Under penalties of perjury, the matters and facts set forth herein are true in all material respects.


                                              VALIC COMPANY I

                                              Acknowledgement:



                                              By:      /s/ Nori L. Gabert
                                                 -------------------------------
                                                 Nori L. Gabert, Vice President

ATTEST:


By:      /s/ Mark Matthes
   -----------------------------------------
   Mark Matthes, Assistant Secretary